                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES
                                       OF
                      INTEGRATED DEFENSE TECHNOLOGIES, INC.



SUBSIDIARY                                    JURISDICTION OF ORGANIZATION

PEI Electronics, Inc.                                   Delaware

SierraTech, Inc.                                        Delaware

           d/b/a

           Sierra Research                              New York

           Zeta                                        California

Excalibur Systems Limited                            Ontario, Canada

Tech-Sym Corporation                                     Nevada

Metric Systems Corporation                               Florida

           d/b/a

           Continental Electronics                        Texas

Enterprise Electronics Corporation                       Nevada

Continental Electronics Corporation                      Nevada

T-S Holding Corporation                                   Texas